Exhibit 10.7

INTERNATIONAL BATTERY METALS LTD.
(the “Company”)

AMENDED AND RESTATED RESTRICTED SHARE UNIT PLAN

EFFECTIVE AS OF DECEMBER 15, 2023

1.	PLAN DEFINITIONS AND INTERPRETATIONS

1.1	For the purposes of this Plan, unless such word or term is otherwise defined herein or the context in which such word or term is used herein otherwise requires, the following words and terms with the initial letter or letters thereof capitalized shall have the following meanings:

(a)	“Act” means the Business Corporations Act (British Columbia), or its successor, as amended, from time to time;

(b)	“Affiliate” means a company that is a parent or subsidiary of the Company, or that is controlled by the same entity as the Company;

(c)	“Black-out Period” means a period during which a restriction has been formally imposed by the Company, pursuant to its internal trading policies as a result of the bona fide existence of undisclosed material information, on all or any of its Participants whereby such Participants are prohibited from vesting their Restricted Share Units, provided that any Black-out Period must expire following the general disclosure of the undisclosed material information;

(d)	“Board” means the board of directors of the Company;

(e)	“Change of Control” means the occurrence of (i) any transaction or series of related transactions, whether or not the Company is a party thereto, after giving effect to which in excess of fifty percent (50%) of the Company’s voting power is owned directly, or indirectly through one or more entities, by any Person and its Affiliates, or (ii) a sale, lease or other disposition of all or substantially all of the assets of the Company other than in connection with an internal reorganization;

(f)	“Committee” means the Board or, if the Board so determines in accordance with Section 2.3 of the Plan, the committee of the Board authorized to administer the Plan which includes any compensation committee of the Board;

(g)	“Common Shares” means common shares in the capital of the Company and any shares or securities of the Company into which such common shares are changed, converted, subdivided, consolidated, or reclassified;

(h)	“Company” means International Battery Metals Ltd., a corporation existing under the Act, and includes any successor corporation thereof;

(i)	“Director” means a member of the Board from time to time;

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(j)	“Disinterested Shareholder Approval” has the meaning assigned by Policy 4.4 Sections 5.3(b) and (c) of the Exchange Policies;

(k)	“Distribution” has the meaning assigned by the Securities Act, and generally refers to a distribution of securities by the Company from treasury;

(l)	“Exchange Policies” means the policies of the Exchange, including those set forth in the Corporate Finance Manual of the Exchange;

(m)	“Expiry Date” means the date of expiry of a Restricted Share Unit, as may be established by the Board at the time of grant of a Restricted Share Unit, provided that such date shall not exceed 10 years from the Grant Date;

(n)	“Grant Date” means the date that the Restricted Share Unit is granted to a Participant under the Plan, as evidenced by the Restricted Share Unit grant letter;

(o)	“Market Value” means, the greater of (i) the weighted average of the trading price per Share on the Exchange for the last five trading days ending on that date, and (ii) the closing trading price of the Common Shares as of the applicable date, as reported by the Exchange. If the Common Shares are not trading on the Exchange, then the Market Value shall be determined based on the trading price on such stock exchange or over-the-counter market on which the Common Shares are listed and posted for trading as may be selected for such purpose by the Committee. In the event that the Common Shares are not listed and posted for trading on any stock exchange or over-the-counter market, the Market Value shall be the fair market value of such Common Shares as determined by the Committee in its sole discretion;

(p)	“Outstanding Shares” means at the relevant time, the number of issued and outstanding Common Shares of the Company from time to time;

(q)	“Participant” means each eligible Director, Employee and Consultant to whom Restricted Share Units are granted hereunder;

(r)	“Participant’s Entitlement Date” means the date on which a Participant’s Restricted Share Unit Award is fully vested;

(s)	“Person” means any individual, partnership, corporation, company, association, trust, joint venture, limited liability company, unincorporated organization, entity or division, or any government, governmental department or agency or political subdivision thereof;

(t)	“Plan” means this Amended and Restated Restricted Share Unit Plan, as same may be amended from time to time;

(u)	“Restricted Share Unit” means a right granted to a Participant by the Company as compensation for employment or consulting services or services as a Director or officer, to receive, for no additional cash consideration, Common Shares of the Company upon specified vesting criteria being satisfied and which may provide that, upon vesting, the award may be paid in cash and/or Common Shares;

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(v)	“Restricted Share Unit Award” means an award of Restricted Share Units under the Plan to a Participant;

(w)	“Retirement” means the Participant ceasing to be an Employee after attaining a stipulated age in accordance with the normal retirement policy or earlier with the Company’s consent;

(x)	“Retirement Date” means the date on which a Participant ceases to be an Employee due to the Retirement of the Participant;

(y)	“Securities Laws” means securities legislation, securities regulation and securities rules, as amended, and the policies, notices, instruments and blanket orders in force from time to time that are applicable to the Company;

(z)	“Termination” means: (i) in the case of an Employee, the termination of the employment of the Employee with or without cause by the Company or an Affiliate or the cessation of employment of the Employee with the Company or an Affiliate, other than the Retirement of the Employee; and (ii) in the case of a Consultant, the termination of the services of the Consultant by the Company or any Affiliate or the Consultant;

(aa)	“TSXV” means the TSX Venture Exchange; and

(bb)	“year” means a calendar year unless otherwise specified.

1.2	Capitalized terms in this Plan that are not otherwise defined herein shall have the meaning set out in the Exchange Policies, including without limitation: “Consultant”, “Employee”, “Insider”, “Investor Relations Activities”, “Investor Relations Service Provider”, “Management Company Employee”, “Participant”, “Person”, “Security Based Compensation” and “Security Based Compensation Plan”.

1.3	Headings. The headings of all Sections, and paragraphs in the Plan are inserted for convenience of reference only and shall not affect the construction or interpretation of the Plan.

1.4	References to this Restricted Share Unit Plan. The words “herein”, “hereby”, “hereunder”, “hereof” and similar expressions mean or refer to the Plan as a whole and not to any particular Section, paragraph or other part hereof.

1.5	Canadian Funds. Unless otherwise specifically provided, all references to dollar amounts in the Plan are references to lawful money of Canada.

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2.	PURPOSE AND ADMINISTRATION OF THE RESTRICTED SHARE UNIT PLAN

2.1	Purpose of the Restricted Share Unit Plan. The Plan provides for the payment of bonuses in the form of the issuance of Common Shares to Participants for the purpose of advancing the interests of the Company and its Affiliates through the motivation, attraction and retention of eligible Directors, Employees and Consultants and to secure for the Company and the shareholders of the Company the benefits inherent in the ownership of Common Shares by Directors, Employees and Consultants, it being generally recognized that restricted share plans aid in attracting, retaining and encouraging employees due to the opportunity offered to them to acquire a proprietary interest in the Company.

2.2	Administration of the Restricted Share Unit Plan. The Plan shall be administered by the Committee and the Committee shall have full authority to administer the Plan including the authority to interpret and construe any provision of the Plan and to adopt, amend and rescind such rules and regulations for administering the Plan as the Committee may deem necessary in order to comply with the requirements of the Plan. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and conclusive and shall be binding on the Participants and the Company. No member of the Committee shall be personally liable for any action taken or determination or interpretation made in good faith in connection with the Plan and all members of the Committee shall, in addition to their rights as directors of the Company, be fully protected, indemnified and held harmless by the Company with respect to any such action taken or determination or interpretation made in good faith. The appropriate officers of the Company are hereby authorized and empowered to do all things and execute and deliver all instruments, undertakings and applications and writings as they, in their absolute discretion, consider necessary for the implementation of the Plan and of the rules and regulations established for administering the Plan. All costs incurred in connection with the Plan shall be for the account of the Company.

2.3	Delegation to Committee. All of the powers exercisable hereunder by the Directors may, to the extent permitted by applicable law and as determined by resolution of the Directors, be exercised by the Committee.

2.4	Record Keeping. The Company shall maintain a register in which shall be recorded:

(a)	the name and address of each Participant;

(b)	the number of Restricted Share Units granted to each Participant;

(c)	the number of Restricted Shares issued to each Participant; and

(d)	all other relevant information, including, without limitation, all conditions set forth in a Restricted Share Unit grant letter, substantially in the form set out in Schedule 1 to this Plan.

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2.5	Determination of Participants and Participation. The Committee shall from time to time determine the Participants to whom Restricted Share Units shall be granted and the provisions and restrictions with respect to such grant, all such determinations to be made in accordance with the terms and conditions of the Plan, and the Committee may take into consideration the present and potential contributions of and the services rendered by the particular Participant to the success of the Company and any other factors which the Committee deems appropriate and relevant. Notwithstanding any other provision of this Plan, Investor Relations Service Providers or any person who is retained to provide Investor Relations Activities are not eligible to participate in this Plan.

2.6	Maximum Number of Common Shares.

(a)	This Plan is a “fixed” 10% equity compensation plan. The aggregate maximum number of Common Shares available for issuance from treasury under this Plan, subject to adjustment pursuant to Section 5.8, shall not exceed 20,577,824 Common Shares, being the number of Common Shares that is 10% of the total number of Common Shares as of the effective date of the Plan.

(b)	For purposes of determining the number of Common Shares that remain available for issuance under the Plan, the number of Common Shares underlying any grants of Restricted Share Units that are surrendered, forfeited, waived and/or cancelled shall be added back to the Plan and again be available for future grant, whereas the number of Common Shares underlying any grants of Restricted Share Units that are issued upon exercise of Restricted Share Units shall not be available for future grant.

(c)	Any Restricted Share Units previously granted by the Board which are outstanding at the time this Plan comes into effect shall be deemed to have been issued under this Plan and shall, as of the date this Plan comes into effect, be governed by the terms and conditions hereof.

2.7	Limitations on Participation. This Plan provides for the following limits on grants unless otherwise permitted pursuant to Exchange Policies:

(a)	unless Disinterested Shareholder Approval is obtained, the maximum aggregate number of Common Shares that may be issuable to any one Participant (and where permitted pursuant to the Exchange Policies, any company that is wholly-owned by the Participant) pursuant to all Security Based Compensation of the Company granted or issued within any twelve (12) month period may not exceed 5% of the Outstanding Shares calculated on the date of grant of any Security Based Compensation;

(b)	unless Disinterested Shareholder Approval is obtained, the maximum aggregate number of Common Shares that may be issuable to Insiders of the Company (as a group) pursuant to all Security Based Compensation of the Company granted or issued within any twelve (12) month period may not exceed 10% of the Outstanding Shares calculated on the date of grant of any Security Based Compensation;

(c)	unless Disinterested Shareholder Approval is obtained, the maximum aggregate number of Common Shares that may be issuable to Insiders of the Company (as a group) pursuant to all Security Based Compensation of the Company may not exceed 10% of the Outstanding Shares at any point in time; and

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(d)	the maximum aggregate number of Common Shares that may be issuable to any Consultant of the Company pursuant to all Security Based Compensation of the Company granted or issued within any twelve (12) month period may not exceed 2% of the Outstanding Shares calculated on the date of grant of any Security Based Compensation.

3.	RESTRICTED SHARE UNITS

3.1	Restricted Share Unit Plan. The Plan is hereby established for Directors, Employees and Consultants. The Plan shall be subject to the approval of shareholders of the Company to be given by resolution passed at a meeting of the shareholders of the Company and acceptance by the Exchange or any regulatory authority or stock exchange having jurisdiction over the securities of the Company.

3.2	Restricted Share Unit Grant Letter. The Committee shall determine criteria for the grant of Restricted Share Units Participants. Each grant of a Restricted Share Unit under the Plan shall be evidenced by a Restricted Share Unit grant letter to the Participant from the Company. Such Restricted Share Unit grant letter shall be subject to all applicable terms and conditions of the Plan and may include any other terms and conditions which are not inconsistent with the Plan and which the Committee deems appropriate for inclusion in a Restricted Share Unit grant letter. The provisions of the various Restricted Share Unit grant letters issued under the Plan need not be identical.

3.3	Vesting Period and Expiry Date. Except as otherwise provided in a Restricted Share Unit grant letter or any other provision of this Plan and subject to the Exchange Policies, the vesting period and Expiry Date of all Restricted Share Units granted pursuant to Section 3.4 of this Plan will be determined by the Board. If required by the Exchange Policies and subject to early vesting in connection with the death of a Participant or where a Participant ceases to be an eligible Participant in connection with a Change of Control, no Restricted Share Units may vest before the date that is one year following the date of grant or issue.

3.4	Grant of Restricted Share Units. A Restricted Share Unit Award granted to a particular Participant in a year will be a bonus for services rendered by the Participant. The number of Restricted Share Units awarded will be credited to the Participant’s account, effective as of the Grant Date.

3.5	Payment of Dividends. In the event that a dividend (other than a stock dividend) is declared and paid by the Company on Common Shares, the Committee may elect, but is not required, to credit each Participant with additional Restricted Share Units. In such case, the number of additional Restricted Share Units will be equal to the aggregate amount of dividends that would have been paid to the Participant if the Restricted Share Units in the Participant’s account had been Common Shares divided by the Market Value of a Common Share on the date on which dividends were paid by the Company. For greater certainty, the Company may not credit a Participant with additional Restricted Share Units if such Restricted Share Units would result in the Company exceeding the limitations set forth in Section 2.6 or Section 2.7. The additional Restricted Share Units awarded to a Participant under this Section 3.5 of this Plan will vest on the Participant’s Entitlement Date in respect of the particular Restricted Share Unit Award to which the additional Restricted Share Units relate.

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3.6	Vesting and Payment. A Restricted Share Unit Award granted to a Participant will entitle the Participant, subject to the Participant’s satisfaction of any performance conditions, restrictions, vesting period or limitations imposed under the Plan or set out in the Restricted Share Unit grant letter, to receive, at the discretion of the Company, net of any withholdings pursuant to Section 4.1 of this Plan, (i) one previously unissued Common Share for each Restricted Share Unit on the date when the Restricted Share Unit Award is fully vested, or (ii) a cash amount equal to the Market Value per vested Restricted Share Unit on the vesting date. In the event that a Restricted Share Unit Award is granted with performance conditions, restrictions or any other limitations, the Committee may specify a separate vesting date and trigger date, in which case, the Restricted Share Unit’s Market Value shall be determined on the vesting date and not the trigger date.

Subject to the foregoing and subject to Section 3.3, in the event of:

(a)	the death of a Participant, all unvested Restricted Share Units credited to the Participant will vest on the date of the Participant’s death. The Common Shares underlying the Restricted Share Units credited to the Participant’s account shall be issued to the Participant’s estate as soon as practicable thereafter, provided that the period of time during which the Participant’s estate can make a claim pursuant to this Section may not exceed one year from the Participant’s death;

(b)	the total disability of a Participant in connection with services provided to the Company, if one year has elapsed from the date of grant of the Restricted Share Units, all unvested Restricted Share Units credited to the Participant will vest within 60 days following the date on which the Participant is determined to be totally disabled, and the Common Shares underlying such Restricted Share Units credited to the Participant’s account shall be issued to the Participant as soon as practicable thereafter;

(c)	the termination without cause of a Participant or the Retirement of the Participant, all unvested Restricted Share Units credited to the Participant will be cancelled on the date of Termination. The Common Shares underlying the vested Restricted Share Units credited to the Participant’s account shall be issued to the Participant as soon as practicable thereafter;

(d)	the termination or resignation of the employment or services of the Participant, prior to the Participant’s Entitlement Date, for any reason other than death, disability, Retirement or termination without cause, then, except as provided for in the Restricted Share Unit grant letter or as determined by the Committee, all Restricted Share Units will be forfeited by the Participant, and be of no further force and effect, as of the date of Termination; and

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(e)	a Change of Control, all Restricted Share Units outstanding shall immediately vest on the date of such Change of Control notwithstanding any stated vesting period. In any event, upon a Change of Control, Participants shall not be treated any more favourably than shareholders of the Company with respect to the consideration that the Participants would be entitled to receive for the Common Shares underlying the Restricted Share Units;

provided that, in any event, any RSUs will terminate not later than 12 months from the date of Termination.

3.7	Redemption - Fully Paid Common Shares to the Participant. Subject to Section 4.1, the Company will satisfy its obligation, on the redemption of the Restricted Share Units with the issue of previously unissued Common Shares. The Restricted Share Units will be redeemed by the Company on the vesting date unless otherwise provided in the grant letter.

3.8	No Adjustment. For greater certainty, no amount will be paid to, or in respect of, a Participant under the Plan or pursuant to any other arrangement, and no additional Restricted Share Units will be granted to a Participant to compensate the Participant for any downward fluctuations in the Market Value of a Common Share nor will any other form of benefit be conferred upon, or in respect of, a Participant for such a purpose.

3.9	Black-out Periods. In the event the vesting date determined in accordance with the terms of this Plan occurs within a Black-out Period, such vesting date shall be automatically extended without any further act or formality to that day which is the tenth (10th) business day after the end of the Black-out Period, such tenth business day to be considered the vesting date for such Restricted Share Units for all purposes under the Plan, provided that such automatic extension of the vesting date will not apply where the Participant or the Company is subject to a cease trade order (or similar order under securities laws) in respect of the Company’s securities.

4.	WITHHOLDING TAXES

4.1	Withholding Taxes. The Company or its Affiliates may take such steps as are considered necessary or appropriate for the withholding of any taxes or other amounts which the Company or its Affiliate are required by any law or regulation of any governmental authority whatsoever to withhold in connection with any issuance or delivery of Common Shares or payment made under this Plan including, without limiting the generality of the foregoing, the withholding of all or any portion of any issuance or delivery of Common Shares or cash to be made to the Participant, until such time as a Participant has paid the Company or its Affiliates any amount which the Company and its Affiliates are required to withhold with respect to such taxes or other amounts. For greater certainty, immediately upon the issuance of any Common Shares in satisfaction of a Restricted Share Unit, the Company shall be entitled to sell on behalf and for the account of a Participant a given number of Common Shares sufficient to cover any applicable withholding taxes and other amounts to be withheld by the Company in connection with the Participant’s vested Restricted Share Units.

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5.	GENERAL

5.1	Effective Time of Restricted Share Unit Plan. The Plan shall be effective on December 15, 2023, subject to receipt of shareholder approval. The Plan shall remain in effect until it is terminated by the Board.

5.2	Participants in the United States. The Company may, without amending the Plan, modify the terms of Restricted Share Units granted to Participants who provide services to the Company from outside of Canada in order to comply with the applicable laws of such jurisdictions. In addition, the terms of the Restricted Share Units granted to Participants subject to taxation in the United States will be subject to and will be determined by taking into consideration the terms stated in Appendix A that is attached to the Plan.

5.3	Termination of Restricted Share Unit Plan. The Board or the Committee, as the case may be, may discontinue the Plan at any time without first obtaining Disinterested Shareholder Approval, provided that, without the consent of a Participant, such discontinuance may not in any manner adversely affect the Participant’s rights under any Restricted Share Unit granted under the Plan.

5.4	Amendment of this Plan by the Board of Directors. Subject to the requirements of the Exchange Policies and the prior receipt of any necessary regulatory approval, including shareholder approval (if applicable), the Board may in its absolute discretion, amend or modify this Plan or any Restricted Share Unit granted as follows:

(a)	amendments which are of a typographical, grammatical, clerical nature only;

(b)	amendments of a housekeeping nature;

(c)	amendments necessary as a result in changes in securities laws applicable to the Company or any requested changes by the Exchange; and

(d)	if the Company becomes listed or quoted on a stock exchange or stock market senior to the TSXV, amendments as may be required by the policies of such senior stock exchange or stock market.

5.5	Amendment Requiring Disinterested Shareholder Approval. The Company will be required to obtain Disinterested Shareholder Approval prior to any of the following actions becoming effective:

(a)	this Plan, together with any other Security Based Compensation Plans, or any particular grant or issue of Security Based Compensation, could result in:

(i)	the aggregate number of Common Shares issuable pursuant to Security Based Compensation to Insiders (as a group) exceeding 10% of the Outstanding Shares at any time;

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(ii)	the aggregate number of Common Shares issuable pursuant to Security Based Compensation granted or issued within any 12 month period to Insiders (as a group) exceeding 10% of the Outstanding Shares calculated at the date of grant or issue; or

(iii)	the aggregate number of Common Shares issuable pursuant to Security Based Compensation granted or issued within any 12 month period to any one Participant exceeding 5% of the Outstanding Shares calculated at the date of grant or issue; or

(b)	any amendment to a Restricted Stock Unit that results in a benefit to an Insider.

5.6	Non-Assignable. Except pursuant to a will or by the laws of descent and distribution, no Restricted Share Unit and no other right or interest of a Participant is assignable or transferable.

5.7	Rights as a Shareholder. No holder of any Restricted Share Units shall have any rights as a shareholder of the Company until such time as Common Shares are issued in satisfaction of the Participant’s Restricted Share Units. Subject to Sections 3.5 and 5.8, no holder of any Restricted Share Units shall be entitled to receive, and no adjustment shall be made for, any dividends, distributions or any other rights declared for shareholders of the Company for which the record date is prior to the date on which Common Shares are issued in satisfaction of the Participant’s Restricted Share Units.

5.8	No Contract of Employment. Nothing contained in the Plan shall confer or be deemed to confer upon any Participant the right to continue in the employment of, or to provide services to, the Company or its Affiliates nor interfere or be deemed to interfere in any way with any right of the Company or its Affiliates to discharge any Participant at any time for any reason whatsoever, with or without cause. Participation in the Plan by a Participant shall be voluntary.

5.9	Adjustment in Number of Common Shares Subject to the Restricted Share Unit Plan. In the event there is any change in the Common Shares, whether by reason of a stock dividend, consolidation, subdivision, reclassification or otherwise, an appropriate adjustment shall be made by the Committee in:

(a)	the number of Common Shares available under the Plan; and

(b)	the number of Common Shares subject to or underlying any Restricted Share Units.

If the foregoing adjustment shall result in a fractional Common Share, the fraction shall be disregarded. Any adjustment, other than in connection with a share consolidation or subdivision, will be subject to the prior acceptance of the Exchange. All such adjustments shall be conclusive, final and binding for all purposes of the Plan.

5.10	Securities Exchange Take-over Bid. In the event that the Company becomes the subject of a take- over bid (within the meaning of the Securities Act (British Columbia) pursuant to which 100% of the issued and outstanding Common Shares are acquired by the offeror either directly or as a result of the compulsory acquisition provisions of the incorporating statute and where consideration is paid in whole or in part in equity securities of the offeror, the Committee may send notice to all holders of Restricted Share Units requiring them to exchange their Restricted Share

Units, provided that:

(a)	the offeror delivers with such notice an irrevocable and unconditional offer to grant replacement restricted share unit rights to the holders of Restricted Share Units on the equity securities offered as consideration by the offeror; and

(b)	the Committee has determined, in good faith, that such replacement restricted share unit rights have the same economic value as the Restricted Share Units being exchanged.

5.11	No Representation or Warranty. The Company makes no representation or warranty as to the future value of any Common Shares issued in accordance with the provisions of the Plan.

5.12	Compliance with Applicable Law. If any provision of the Plan contravenes any law or any order, policy, by-law or regulation of any regulatory body having jurisdiction, then such provision shall be deemed to be amended to the extent necessary to bring such provision into compliance therewith. For greater certainty, the Plan is also subject to TSXV Corporate Finance Manual Policy 4.4 – Security Based Compensation, or any successor policy.

5.13	Interpretation. This Plan shall be governed by and construed in accordance with the laws of the Province of British Columbia.

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Appendix A

This special appendix sets forth special provisions of the Plan that apply to Participants (“US Grantees”) subject to Section 409A of the United States Internal Revenue Code of 1986, as amended (the “Code”).

1.	Compliance with Section 409A

(a)	In General – Notwithstanding any provision of the Plan to the contrary, it is intended that with respect to any US Grantee, such US Grantee’s participation in the Plan shall be in a manner which does not subject the US Grantee’s interests in the Plan to accelerated or additional tax under Section 409A. If any grant to a US Grantee or payment hereunder could cause the application of accelerated or additional tax under Section 409A, such grant or payment shall be deferred if and to the extent deferral will make such grant or payment compliant with Section 409A; otherwise such grant or payment shall be restructured, to the extent possible, in a manner determined by the Board that does not cause such an accelerated or additional tax. For purposes of Section 409A, each payment or amount due under this Plan shall be considered a separate payment.

(b)	Change of Control – For US Grantees, “Change of Control” means an event as defined in Section 409A(2)(A)(v) of the Code.

(c)	Disability – For US Grantees, “Disability” means a disability within the meaning of Section 409A(a)(2)(C) of the Code.

(d)	Payments in General – Notwithstanding anything to the contrary, the US Grantees shall not have a right to designate the taxable year of any payment under the Plan.

2.	Amendment of Appendix

The Board retains the power and authority to amend or modify this Appendix to the extent the Board in its sole discretion deems necessary or advisable to comply with any guidance issued under Section 409A. Such amendments may be made without approval of the shareholders of the Company or the approval of any individual Participant.

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SCHEDULE 1

[U.S. legend if applicable]

FORM OF GRANT LETTER
RESTRICTED SHARE UNIT PLAN

This Grant Letter is entered into between International Battery Metals Ltd. (the “Company”) and the Participant named below pursuant to the Amended and Restated Restricted Share Unit Plan of the Company dated December 15, 2023 (the “Plan”) and confirms that:

1.	on ________________, 202___ (the “Award Date”);

2.	__________________ (the “Participant”);

3.	was granted ________________________ non-assignable restricted share units (the “Award”); and

4.	the Award shall vest as follows or on such earlier date as provided under the Plan:

5.	The Company will redeem the restricted share units at the time of vesting or ____________________________ [insert other redemption provisions].

6.	By signing this Grant Letter, the Participant:

(i)	acknowledges that he or she has read and understands the Plan, that he or she will abide by its terms and conditions, and that the Award is subject to the terms of the Plan;

(ii)	agrees that a Restricted Share Unit does not carry any voting rights;

(iii)	recognizes that (A) during the period between granting of an Award and the Vesting Date of the Award (or settlement thereof), the value of a Restricted Share Unit Award may be subject to a number of factors and the Corporation accepts no responsibility for any fluctuations in the value of the Award, and (B) there is no assurance as to when, if at all, a Change of Control will occur and therefore if or when the Award will vest;

(iv)	recognizes that, at the sole discretion of the Company, the Plan can be administered by the Board of Directors of the Company or a Committee of the Board of Directors and any communication from or to the Board or such Committee shall be deemed to be from or to the Company;

(v)	acknowledges that the Company assumes no responsibility as regards to the tax consequences that participation in the Plan will have for the Participant and the Participant is urged to consult his or her own tax advisor in such regard;

(vi)	acknowledges and agrees that the Company and the Participant have determined and confirm that the Participant is a bona fide Employee, Consultant or Director (as such terms are defined in the Plan), as the case may be; and acknowledges that he or she is solely liable for any taxes or penalties which may be payable to Canada Revenue Agency under the Income Tax Act (Canada) or any other taxing authority in respect of the grant of an Award and the delivery of common shares pursuant to an Award is contingent upon satisfaction of applicable withholding requirements and applicable taxes may be withheld from any such payment in settlement of an Award.

IN WITNESS WHEREOF the Company and the Participant have executed this Grant Letter as of _________________________________, 202__.

INTERNATIONAL BATTERY METALS LTD.

By:

Name of Participant

Signature of Participant	Witness